                       CURTICE BURNS FOODS

                          NON-QUALIFIED
                       PROFIT SHARING PLAN

                  EFFECTIVE SEPTEMBER 15, 1989
                    AS AMENDED MARCH 22, 1993
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                       TABLE OF CONTENTS

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ARTICLE I      DEFINITIONS............................  1

ARTICLE II     PURPOSE AND TRUST FUND.................  6
     2.01      Purpose................................  6

ARTICLE III    ELIGIBILITY FOR PARTICIPATION..........  7
     3.01      Eligibility............................  7
     3.02      Breaks in Eligibility Service..........  7
     3.03      Entry Date.............................  8

ARTICLE IV     CONTRIBUTIONS.......................... 10
     4.01      Employer Contributions................. 10
     4.02      Voluntary Contributions by Employees... 11

ARTICLE V      ACCOUNTS AND ALLOCATIONS............... 12
     5.01      Individual Accounts.................... 12
     5.02      Allocation of Contributions............ 12
     5.03      Payment or Deferral of Contributions... 13
     5.04      Allocation of Income and Expenses...... 13
     5.05      Effect of Allocation................... 13
     5.06      List of Participants................... 13
     5.07      Valuation of Assets.................... 14

ARTICLE VI     INVESTMENT OF ACCOUNTS................. 15
     6.01      Earnings on Accounts..................  15
     6.02      Notice to Participants................. 15
     6.03      Determinations Conclusive.............. 15
     6.04      No Vesting From Allocation or
               Credit to Accounts..................... 15

ARTICLE VII    VESTING................................ 16
     7.01      Vesting................................ 16

ARTICLE VIII   PAYMENT OF BENEFITS.................... 17
     8.01      Form of Benefit........................ 17
     8.02      Time Payments Commence................. 17
     8.03      Hardship Distributions
                         During Employment..........   17
     8.04      Regulatory Challenge................... 18

ARTICLE IX     DISTRIBUTION ON DEATH OF PARTICIPANT... 19
     9.01      Death Benefit.......................... 19
     9.02      Form of Payment........................ 19
     9.03      Designation of Beneficiary............. 19

ARTICLE X DISABILITY OF PARTICIPANTS.................. 20
    10.01      Permanent Disability................... 20
    10.02      Definition of Disability............... 20
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ARTICLE XI     TERMINATION OF PLAN AND TRUST.......... 21
    11.01      Right to Terminate Plan................ 21
    11.02      Distribution Upon Termination or
               Discontinuance of Contributions........ 21

ARTICLE XII    ADVISORY COMMITTEE..................... 22
    12.01      Appointment of Committee............... 22
    12.02      Powers of Committee.................... 22
    12.03      Investment Manager..................... 23
    12.04      Consultants............................ 23
    12.05      Records................................ 23
    12.06      Action................................. 23

ARTICLE XIII   AMENDMENT.............................. 24
    13.01      Amendment.............................. 24

ARTICLE XIV    CLAIMS PROCEDURE....................... 25
    14.01      Claims Procedure....................... 25

ARTICLE XV     MISCELLANEOUS.......................... 27
    15.01      Consolidation or Merger................ 27
    15.02      Termination in Event of Merger, etc.... 27
    15.03      Limitations on Consolidation, Merger
               of Plan or Transfer of Plan Assets..... 27
    15.04      Loans to Participants.................. 27
    15.05      Trustee as Agent....................... 27
    15.05      Performance of Acts.................... 28
    15.07      Gender and Number...................... 28
    15.08      Binding Effect......................... 28
    15.09      Governing Law.......................... 28
    15.10      Invalidity of Part of Plan............. 28
    15.11      Headings............................... 28
    15.12      Communication to Employees............. 28
    15.13      Employment Rights...................... 28
    15.14      Service of Process..................... 29
    15.15      Spendthrift Provision.................. 29
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
                           ARTICLE I

                          DEFINITIONS

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 1.01     The name of the Plan shall be known and designated as the
          CURTICE BURNS FOODS NON-QUALIFIED PROFIT SHARING PLAN, which shall hereinafter be referred to as the 'Plan'.

 1.02 The effective date of the Plan shall be September 15, 1989.

 1.03 'Account' shall mean the aggregate of the various bookkeeping accounts maintained on behalf of each Participant to record or accept contributions allocated or made on behalf of such Participant.

 1.04 'Adjustment Factor' shall mean the cost of living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code as applied to such items and in such manner as the Secretary shall provide.

 1.05 'Affiliated Employer' shall mean the Employer and any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business whether or not incorporated which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization whether or not incorporated which is a member of an affiliated service group (as defined in Section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to the regulations under
          Section 414(o) of the Code.

 1.06 'Board' shall mean the Board of Directors of the Employer.

 1.07 'Code' shall mean the Internal Revenue Code of 1986 and amendments thereto.

 1.08 'Committee' shall mean the Advisory Committee appointed and acting in accordance with the terms of Article XII hereof.

 1.09 'Compensation' shall, for purposes of this Plan, mean in the case of a salaried Employee the basic earnings of such Employee including commissions but exclusive of discretionary bonuses, commissions, and the payments hereunder. For purposes of applying the limitations of
          Section 415 of the Code, 'Compensation' shall have the meaning contained in Section 415 and the regulations
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          promulgated thereunder.

 1.10 'Eligibility Computation Period' shall mean the twelve consecutive month period commencing on the date an Employee first renders an Hour of Service to the Employer and successive anniversaries thereof.

 1.11 'Employee' shall mean any person employed by the Employer in a salaried exempt classification except those persons constituting a unit of employees covered by a collective bargaining agreement under which retirement benefits are the subject of good-faith bargaining.

 1.12 'Employer' shall mean CURTICE BURNS FOODS, INC. and any other entity which may adopt this Plan, and any successor of the Employer.

 1.13 'Entry Date' shall mean the first day of the month coincident with or next following the Employee's satisfaction of the eligibility requirements set forth in
          Section 3.01.

 1.14     'ERISA' shall mean the 'Employee Retirement Income
          Security Act of 1974.'

 1.15     'Family Member' shall mean an individual described in
          Section 414(q) of the Code.

 1.16 'Highly Compensated Employee' shall mean an Employee who is a highly compensated active Employee or a highly compensated former Employee.

               (a) A highly compensated active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received Compensation from the Employer in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (ii) received Compensation from the
          Employer in excess of $50,000 (as adjusted pursuant to
          Section 415(d) of the Code) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received Compensation during such year that is greater than 50 percent of the dollar limitation in effect under Section 415(b)(1)(A) of the Code. The term Highly Compensated Employee also includes: (i) an
          Employee who is both described in the preceding sentence if the term 'determination year' is substituted for the term 'look-back year' and is one of the one hundred Employees who received the most Compensation from the Employer during the determination year; and (ii)
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          Employees who are 5 percent owners at any time during the
          look-back year or determination year. If no officer has satisfied the compensation requirement of (iii) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than twelve months, the calendar year ending with or within the twelve month period ending with the end of the applicable determina-tion year).

               (b) A highly compensated former Employee includes any Employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active Employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

               (c) If an Employee is, during a determination year or look-back year, a family member of either a 5 percent owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the 5 percent owner or top-ten highly compensated Employee shall be aggregated. In such case, the family member and 5 percent owner or top-ten highly compensated Employee shall be treated as a single Employee receiving Compensation and Plan contributions or benefits equal to the sum of such Compensation and contributions or benefits of the family member and 5 percent owner or top-ten highly compensated Employee.
          For purposes of this section, 'family member' includes the spouse, lineal ascendants and descendants of the Employee or former Employee and the spouses of such lineal ascendants and descendants.

               (d) The determination of who is a Highly Compen sated Employee, including the determinations of the number and identity of employees in the top-paid group, the top one hundred Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

 1.17     'Hour of Service' shall mean, and an Employee shall be
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          credited with:

          (a) Each hour for which the Employee is either directly or indirectly compensated by the Employer for performing current duties for the Employer, and

          (b) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. Hours of Service for back pay shall be credited to the Employee for the computation period or periods to which the award or agreement pertained, rather than the computation period in which the award, agreement or payment is made, and

          (c) Each hour for which an Employee is directly or indirectly paid, or entitled to such payment, by the Employer for reasons (such as vacation, sickness or disability) other than for the performance of duties.

          (d) 'Hours of Service' shall be computed and credited to an Employee in accordance with DOL. Reg. Section
          2530.200b2 generally, which is incorporated herein by reference.


 1.18 'Investment Manager' means a person or organization who is appointed pursuant to Section 12.03 to direct the investment of all or part of the Trust Fund, and who is duly qualified, appointed, and acting as an Investment Manager within the meaning of ERISA Section 3(38).

 1.19 'Non-Highly Compensated Employee' shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member.

 1.20 'Normal Retirement Age' shall mean a Participant's sixty-fifth birthday. 'Normal Retirement Date' shall mean the first day of the month following or coincident with the Participant's attainment of Normal Retirement Age.

 1.21 'Participant' shall mean an Employee of the Employer who has met the eligibility requirements of Section 3.01 and who is actively participating in the Plan.

 1.22 'Plan Administrator' shall be the Committee appointed in accordance with Article XII.

 1.23     'Plan Year' shall mean successive twelve consecutive
          month period beginning on January 1.
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 1.24     'Profits' shall mean Earnings as defined in Section
          4.01 (b) (1).

 1.25 'Trust' or 'Trust Fund' shall mean the Trust Fund referred to in Article II which may be established in accordance with a trust agreement between the Employer and a Trustee, or any successor trust agreement, and shall consist of any and all payments made by the Employer to the Trust Fund together with the net income and gain produced by the investments of the Trust Fund, which shall be added to the principal of the Trust Fund by the Trustee. The fiscal year of the Trust shall coincide with the Plan Year and shall change, if necessary, so as to always conform to any changes in the Plan Year.

 1.26 'Trustee' shall mean the trustee designated in any trust agreement governing the Trust which may be established by the Employer to be a part of this Plan, or any successor trustee, including successors by merger or consolidation.

 1.27     'Year of Eligibility Service' shall mean an Eligibility
          Computation Period during which an Employee completes at least One Thousand (1000) Hours of Service.
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                                     5

                          ARTICLE II

                     PURPOSE AND TRUST FUND

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 2.01     Purpose.

               (a) This Plan, and if established the Trust of which it forms a part, is established for the purpose of enabling the Employees of the Employer to share in the profits of the Employer's business. Notwithstanding the foregoing, the assets allocated either to Accounts or to the Trust Fund shall remain the property of the Employer until actually distributed to Participants (or Benefi-ciaries) hereunder.

               (b) If a Trust is established as part of this Plan, contributions under this Plan may be paid to the Trustee and deposited in the Trust Fund. If the Trustee hereunder is a bank, the Trustee is specifically authorized to invest all or part of the assets of the Plan in certificates of deposit, savings accounts, or other interest-bearing savings instruments of the Trustee.

               (c) It is the intent of the Employer that this Plan shall constitute a 'top hat plan' for a select group of management or highly compensated employees, as such term is used in ERISA.
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
                          ARTICLE III

                  ELIGIBILITY FOR PARTICIPATION

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 3.01     Eligibility.  Each Employee of the Employer shall
          participate in the Plan who (a) is compensated on a salary basis, a commission basis, or both a salary and commission basis, (b) is not eligible for overtime compensation under the provisions of the Fair Labor Standards Act, (c) is not entitled to compensation from the Employer or a subsidiary of the Employer for any period subsequent to March 31, 1975 pursuant to a collective bargaining agreement, (d) is a Highly Compensated Employee, (e) is not a leased employee (within the meaning of Section 414(n)(2) of the Code), and (f) either participated in the Curtice-Burns, Inc. Deferred Profit Sharing Plan on its termination date of September 14, 1989 or, if not participating in such terminated plan or if hired after September 14, 1989, then upon attaining age 21 and completing one Year of Eligibility Service with the Employer. Notwithstanding the foregoing, no Employees shall be eligible to participate in an allocation of an Employer contribution in this Plan during any Plan Year in which such Employee is eligible to participate in the Curtice Burns Foods Deferred Profit Sharing Plan effective September 15, 1989, it being the intention of the Employer that this Plan shall provide benefits only for those Highly Compensated Employees of the Employer otherwise ineli-gible to participate in such Curtice Burns Foods Deferred Profit Sharing Plan.

 3.02     Breaks in Eligibility Service.

               (a) For purposes of Section 3.01, all Years of Eligibility Service with the Employer adopting this Plan (including service with a predecessor to any such Employer) shall be taken into account in computing an Employee's period of service for purposes of eligibility.

               (b) A former Participant shall become a Participant on the Entry Date next following or coincident with such former Participant's date of rehire if the Participant's aggregate number of Years of Eligibility Service before such break equals or exceeds the greater of five, or the Participant's number of consecutive one year Breaks in Service.

          If any Years of Eligibility Service are not required to
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          be taken into account under this Subsection (b), then
          such Years of Eligibility Service shall not be taken into account for a subsequent period of Breaks in Service.

               (c) In the case of each individual who is absent from work for any period (i) by reason of the pregnancy of the individual, (ii) by reason of the birth of a child of the individual, (iii) by reason of the placement of child with the individual in connection with the adoption of such child by such individual, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement, the Plan shall treat as Hours of Service as the hours described in Subsection
          (d) below.

               (d)  The hours described in this subsection are
          (i)the Hours of Service which otherwise would normally have been credited to such individual but for such absence, or (ii) in any case in which the hours described in (d)(i) cannot be determined, 8 hours per day of such absence. Notwithstanding the foregoing, the total number of hours treated as Hours of Service under this Section by reason of any such pregnancy or placement shall not exceed 501 hours.

               (e) The hours described in Subsection (d) shall be treated as Hours of Service as provided in this Section
          (i) only in the year in which the absence from work begins, if the Participant would then attain 1000 Hours of Service in such year solely because the period of absence is treated as Hours of Service as provided in Subsection (c); or (ii) in any other case, the year immediately following.

               (f) For purposes of this Section, the term 'year' means the Participant's Eligibility Computation Period.

               (g) Notwithstanding any other provision of this Section, no credit will be given pursuant to the provisions of Subsections (c) through (f) of this Section unless the individual furnishes to the Plan Administrator such timely information as it shall reasonably require to establish that the absence from work is for reasons referred to in Subsection (c), and the number of days for which there was such an absence.

3.03 Entry Date. An Employee who meets the eligibility requirements set forth in Section 3.01 on the effective date of the Plan shall participate in the Plan as of the effective date and an Employee who thereafter meets the
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          eligibility requirements set forth in Section 3.01 shall
          commence participation in the Plan on the Entry Date next following or coincident with the satisfaction of such eligibility requirements; provided that the Employee is still employed by the Employer on such Entry Date.
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                                    9

                           ARTICLE IV

                          CONTRIBUTIONS

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4.01      Employer Contributions.

               (a) The Employer shall make a contribution to the Plan for each fiscal year of the Employer determined in the following manner:

               (1) Seven percent (7%) of the Earnings of Curtice Burns Foods, Inc. after deduction of seven percent (7%) of Capital Employed by Curtice Burns Foods, Inc., both determined in accordance with (b) below shall be determined as a 'hypothetical contribu-tion.'

               (2) The hypothetical contribution shall be allo-cated (the 'hypothetical allocation') to Par-ticipants in the Curtice Burns Foods Deferred Profit Sharing Plan (effective September 15, 1989) in accordance with the provisions of such Plan regarding allocations, and to those Employees who are eligible to participate in this Plan, and who are not eligible to participate in the Curtice Burns Foods Deferred Profit Sharing Plan because such Employees are Highly Compensated Employees, in accordance with the allocation provisions of
               Article V hereof.

               (3) The portion of the hypothetical allocation for Highly Compensated Employees shall be determined.

               (4)  The resultant amount determined in Paragraph
               (3) above shall be the amount available for contribution to this Plan, and such contribution shall be allocated in accordance with Article V hereof.

          (b) The following terms shall have the following meanings:

               (1) 'Earnings' shall mean division earnings on the Curtice Burns Foods, Inc. corporate income statement less charitable contributions plus the Springfield Bank for Cooperatives dividend, all as computed in accordance with generally accepted
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               accounting principles consistently applied, as of
               each fiscal year end. The exclusion of any extraordinary charges or earnings shall be approved by the Board of Directors of Curtice Burns Foods, Inc.

               (2)  'Capital Employed' shall mean all debt,
               including long-term debt which is temporarily paid seasonally, and equity of Curtice Burns Foods, Inc. subject to interest or dividends as of fiscal year end; provided, however, that the current portion of long-term debt shall be excluded, short-term debt shall be excluded, and any liability for unpaid deferred compensation shall be excluded. All equity is included except for Pro-Fac Cooperative retains and Pro-Fac Cooperative earned surplus which is less than five years old. The computation of Capital Employed shall be in accordance with generally accepted accounting principles consistently applied.

               (c) Notwithstanding the foregoing, in no event shall the Employer contribution during any fiscal year exceed fifteen percent (15%) of the aggregate compensa-tion paid to Participants during such year.

               (d) The Employer contribution amount shall be determined by the public accountant regularly employed by Curtice Burns Foods, Inc. and the certificate of such accountant shall be conclusive and binding upon all persons having or claiming an interest hereunder.

               (e)  The Employer contribution shall not be
          increased or decreased by reason of any audit or change made by the Internal Revenue Service or any other person or agency subsequent to the date when the Employer contribution is made for a year.

4.02      Voluntary Contributions by Employees.  No voluntary
          Employee contributions are permitted under the Plan.
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
                           ARTICLE V

                    ACCOUNTS AND ALLOCATIONS

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 5.01     Individual Accounts.  If no Trust is established as part
          of this Plan, the Committee shall maintain an Account for each Participant and former Participant having an amount to his credit under this Plan. If a Trust is established as part of this Plan, the Trustee shall maintain an Account to which the Participant's share of the portion of the Employer's contribution shall be credited.

 5.02     Allocation of Contributions.

               (a) Each Participant who is an Employee of the Employer on the last day of the Employer's fiscal year and each Participant who has died, become disabled or retired during the Employer's fiscal year shall be credited with that amount of the Employer contribution for the Plan Year ending prior to the end of the Employer's fiscal year in accordance with a fraction, the numerator of which is the amount of the Participant's Compensation (paid or accrued) for the calendar year preceding the calendar year in which the Employer's fiscal year ended, and the denominator of which is the amount of all Compensation of all Participants for the calendar year preceding the calendar year in which the Employer's fiscal year ended. For purposes of determining an Employee's Compensation for the calendar year 1989, Compensation shall include the amount, if any, which such Employee elected to defer pursuant to a non-qualified deferral agreement with the Employer.

               (b) The amount of each Participant's interest or share in the Employer contribution shall be determined by dividing the amount of the Employer Contribution for the Employer's fiscal year by the total number of units of all Participants as determined in Subsection (a) above, and multiplying the quotient by the number of units with which each such Participant was credited under Subsection
          (a) above.

               (c)  Notwithstanding the provisions of subsection
          (a), effective upon a change of control, as defined in the Curtice Burns Foods Key Executive Severance Plan, then for purposes of the Plan Year in which such change of control occurs and for the following two Plan Years, a Participant shall be entitled to an allocation of contributions under this Plan regardless of whether the
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          Participant is an Employee of the Employer on the last
          day of the Employer's fiscal year.


5.03      Payment or Deferral of Contributions.

               (a) If a Participant has entered into a Profit Sharing Award Deferral Agreement with the Employer which is effective for the Employer's fiscal year for which an allocation is determined for the Participant under
          Section 5.02, then the Participant's allocation shall be deferred in accordance with the elections made pursuant to such Profit Sharing Award Deferral Agreement. Any amount of such Participant's allocation which is not deferred pursuant to such Profit Sharing Award Deferral Agreement shall be paid to the Participant as a cash bonus.

               (b) If a Participant has not entered into a Bonus Deferral Agreement with the Employer which is effective for the Employer's fiscal year for which an allocation is determined for the Participant under Section 5.02, then the full amount of the Participant's allocation shall be paid to the Participant as a cash bonus.

 5.04 Allocation of Income and Expenses. As of the last day of each Plan Year for which a Trust is in existence as a part of this Plan, income of the Trust for such year shall be credited to, and all losses and expenses of the Trust for such year shall be charged to, the various Accounts maintained by the Trustee for the Participants and/or their beneficiaries, as the case may be. Such credits and charges shall be made in proportion to the value of the respective Accounts as of the preceding Valuation Date after recording all credits and charges required to be made as of such Valuation Date.

 5.05 Effect of Allocation. No allocation or credit to any Participant's Account shall operate to vest in such Participant any right, title or interest to or in the Account or any Trust Fund hereunder except at the time or times and upon the terms and conditions set forth in this Plan.

 5.06 List of Participants. At the close of the Plan Year, the Employer shall deliver to the Committee a list of all Participants in the Plan, together with a statement of the amount of Compensation paid by the Employer to each during the Plan Year just ended. From time to time thereafter as occasion shall arise, the Employer shall
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          promptly notify the Committee in writing of all changes
          respecting the identity or number of Participants and their respective Compensation.

 5.07 Valuation of Assets. On a periodic basis not less than annually, and as of the last day of each Plan Year for which a Trust is in existence hereunder, the Trustee shall revalue the various Accounts maintained for the Participants (and beneficiaries) such that the Parti-cipant (and beneficiary) Accounts will reflect any increase or decrease in fair market value of the assets of the Trust as of such date. Any such increase or decrease in market value shall be apportioned in the same manner that income, expenses, and losses are to be apportioned. The date as of which any such valuation is made is sometimes herein referred to as the 'Valuation Date'.
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                                     14

                          ARTICLE VI
                     INVESTMENT OF ACCOUNTS

 6.01     Earnings on Accounts.

               (a) For Plan Years in which no Trust is in exis-tence hereunder, the Accounts hereunder shall be credited with a compounded interest adjustment. Such interest adjustment shall be determined and allocated annually, at the close of each fiscal year of the Employer. For purposes of this Plan, the interest adjustment shall be computed by applying the average interest rate paid for borrowed funds by the Employer during the applicable fiscal year to the average daily balances of Participants' Accounts reflected in the Employer's records during such fiscal year.

               (b) For Plan Years in which a Trust is in existence as part of this Plan, any actual earnings or loss of the Trust Fund shall be allocated to the Accounts of Par-ticipants (or Beneficiaries) in proportion to the ratio of the value of each individual Account to the value of all individual Accounts immediately before such allocation. Such allocation shall occur not less frequently than annually.

               (c) Notwithstanding the foregoing, any interest credited, or earnings or loss allocated, shall remain the property of the Employer (or the Trust if earned on Plan assets held in a Trust forming part of this Plan) until distributed to Participants (or Beneficiaries) in accordance with the terms of this Plan.

 6.02 Notice to Participants. As soon as practicable after the last day of each fiscal year, and on such interim dates as selected by the Committee, the Committee or the Trustee shall prepare, mail or deliver to each Parti-cipant a report which shall reflect and identify the adjustments in his Account resulting from the operations of the Plan during such year, or interim period, and show the total net credit to his Account as of the last day of such year or interim period after such adjustment.
 6.03     Determinations Conclusive.  All determinations of the
          Committee or Trustee with respect to allocations, credits and valuations shall be binding and conclusive for all purposes.

 6.04 No Vesting from Allocation or Credit to Accounts. No allocation or credit to any Participant's separate investment fund shall operate to vest any right, title or interest in such funds in such Participant except at the time or times, and upon the terms and conditions set

                                     15

          forth in this Plan.

                           ARTICLE VII

                             VESTING

 7.01 Vesting. A Participant's Account under this Plan shall be fully vested at all times.

                         ARTICLE VIII

                       PAYMENT OF BENEFITS

 8.01     Form of Benefit.

               (a) The provisions of this Article VIII shall apply to amounts deferred to Accounts hereunder, plus interest, earnings, or losses allocated to such Accounts. Not-withstanding any provision contained in this Plan to the contrary, the normal form of benefit for any amount deferred to an Account under this Plan by and for any Participant shall be a lump sum payment equal to the value of the Account at the time of payment.

               (b) If a Participant has elected a form of benefits other than a lump sum distribution in a Profit Sharing
          Award Deferral Agreement with the Employer which is then in effect, the terms of such Profit Sharing Award
          Deferral Agreement shall control the form of payment.

 8.02 Time Payments Commence. If practicable, upon a Par-ticipant's attaining Normal Retirement Date, permanent disability, death, retirement, resignation, discharge, or termination, the Committee or the Trustee shall distribute the benefits provided hereunder to the Participant on or before April 1st of the calendar year following such date. If a Participant dies after he has become entitled to a distribution of his benefits hereunder, but before he has received the total amount of such distribution, any remaining benefit of such Participant shall be paid in accordance with Article IX hereof.

 8.03 Hardship Distribution During Employment. Subject to such uniform rules and regulations as may from time to time be adopted by the Committee and subject to the terms of any Profit Sharing Award Deferral Agreement then in effect for the Participant, the Committee may (in its sole discretion) distribute (or direct the Trustee to distribute) all or a portion of the amount in the Account of a Participant prior to the time designated in Section
          8.02 above in the event of severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant (as defined in Section 152(a) of the Code), loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events

                                     17

          beyond the control of the Participant.

 8.04 Regulatory Challenges. If the Internal Revenue Service or any other taxing authority shall at any time interpret the Plan, any Trust which is a part of the Plan, or any Profit Sharing Award Deferral Agreement entered into between the Employer and a Participant in the Plan, to be ineffective in deferring the Participant's or designated beneficiary's income until the time of actual payment in cash and that interpretation becomes final or unappealable, the Employer shall immediately pay over the taxable amount in question to the Participant or designated beneficiary. In addition, if the United
          States Department of Labor or any similar regulatory authority shall at any time determine that the Participant is not part of the Employer's select group of management or highly compensated employees described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, or
          that the entire Plan does not fall within those Sections, and that determination becomes final and binding, or any such agency issues regulations which legal counsel to the Employer reasonably believes are of similar effect, the Employer shall immediately pay over the entire amount deferred under this Plan, plus interest or earnings thereon computed in accordance with Section 5.01, to the Participant or designated beneficiary. In the event of any payment pursuant to this Section, the Employer shall also indemnify and hold the Participant or designated beneficiary harmless against any interest and/or penalties which are imposed on the Participant or designated beneficiary due to the ineffectiveness of deferral and against any taxes imposed on the interest and/or penalties indemnified, as well as against any taxes pyramided thereon.

                                     18

                           ARTICLE IX

              DISTRIBUTION ON DEATH OF PARTICIPANT


 9.01 Death Benefit. If a Participant's death occurs at any time prior to his termination of employment (or prior to the payment of all benefits owed to a Participant), the entire value of the balance in his Account shall be paid as a death benefit to his designated beneficiary ('Bene-ficiary'). If no designation of a Beneficiary is then in place, such payments shall be made to the Participant's estate. If a Beneficiary shall die before receiving all payments due it hereunder, the balance of such payments shall be made to the Beneficiary's estate in a single lump sum payment.

 9.02 Form of Payment. Any death benefit payable hereunder shall be paid in a single lump-sum payment. If a Participant has elected an alternate form of benefits in accordance with Section 8.01(b) hereof, any death benefit payable hereunder shall be paid in accordance with such election.

 9.03     Designation of Beneficiary.

               (a) A Participant shall designate a Beneficiary to receive death benefits payable under Section 9.01 on forms provided by the Committee for that purpose, and such a designation may be changed at any time. The
          Beneficiary may be a natural person, trust or estate.
          Any such designation of beneficiary shall be made in accordance with the requirements of this Plan, and shall be binding and conclusive on all persons claiming an interest in or to any benefit otherwise payable under
          Section 9.01.

               (b) If a Participant fails to designate a Bene-ficiary during his lifetime, or if no designated
          Beneficiary survives the Participant, his death benefits shall be paid to his surviving spouse, or, if he has no surviving spouse, to his legal representative, in a single lump-sum payment. If no legal representative is appointed within sixty (60) days after his death and if the death benefit otherwise payable hereunder does not exceed One Thousand Dollars ($1,000.00), the Committee may direct the Trustee to pay the Participant's death benefit to the person or persons related to the Parti-cipant either by blood or marriage as the Committee may designate in its discretion. The Committee shall decide what Beneficiaries, if any, shall have been validly designated, and its decision shall be binding and conclusive on all persons.

                                     19

                            ARTICLE X

                   DISABILITY OF PARTICIPANTS

10.01 Permanent Disability. If a Participant becomes perma-nently disabled while employed by the Employer, the entire value of the balance in his Account hereunder shall be paid to him in accordance with the provisions of
          Article VIII.

10.02 Definition of Disability. For purposes of this Plan, a Participant will be deemed to be permanently and totally disabled if a physician selected by or acceptable to the Committee certifies in writing that such Participant is unable to perform the duties of his present occupation by reason of any injury or sickness which can be expected to result in death or be of long, continued and indefinite duration.

                                     20

                           ARTICLE XI

                  TERMINATION OF PLAN AND TRUST

11.01 Right to Terminate Plan. This Plan, and any Trust which may be a part of the Plan, are purely voluntary on the part of the Employer, and it may, by action of its Board, terminate the Plan at any time. The Employer may also discontinue contributions under the Plan at any time.
          The Plan may also be terminated, either voluntarily or involuntarily, without formal action by the Board or notice to the Trustee, and in that event, the Participants' benefits shall be held and distributed in accordance with the provisions of Section 11.02 hereof.

11.02     Distribution Upon Termination or Discontinuance of
          Contributions. Upon termination or partial termination of the Plan, or at such time as the Participants (and
          Beneficiaries) are not entitled to further payments hereunder, or at such time as the Internal Revenue
          Service determines any of the Profit Sharing Award
          Deferral Agreements, the Plan, or any Trust which is a part of the Plan to be ineffective to defer the taxation of the Accounts until the Participants' (or
          Beneficiaries') actual receipt of distributions hereunder, the Committee may direct the Trustee of any Trust which may then form a part of this Plan to dis-tribute to the Participants their respective interests in their Accounts. In such case, the Committee shall determine the method of distribution of the Participant's
          Account in accordance with the provisions of Article VIII hereof. The Employer may elect to continue any such Trust indefinitely for the purpose of distributing benefits to the Participants and their Beneficiaries, in accordance with the provisions of this Plan, generally upon retirement, permanent disability, death, or termination of employment. The election to continue any such Trust shall be made in writing to the Trustee.

                                     21

                          ARTICLE XII

                       ADVISORY COMMITTEE

12.01     Appointment of Committee.  The Employer shall appoint an
          Advisory Committee of one or more persons to be known as the 'Committee'. The Committee shall control and manage the operation and administration of the Plan and shall be appointed and serve at the pleasure of the Board. Any member may resign by delivering his written resignation to the Board and to the Committee. Vacancies arising by virtue of resignation, death, removal or otherwise shall be filled by the Board. The Secretary or any other officer of the Employer shall give the Trustee, if any, a certified copy of each Board resolution appointing or removing a member of the Committee. Until it receives written notice that a person is no longer a member of the Committee, the Trustee shall be fully protected in assuming that the person is still a member of the Committee. When the Secretary or other corporate officer delivers to the Trustee a certified copy of a resolution of the Board appointing a member of the Committee, he shall also deliver a specimen signature of that member.
          If at any time, no members are currently serving as the Committee, or if no Committee is appointed, the Board shall be deemed to be the Committee.

12.02     Powers of Committee.  The Committee shall administer the
          Plan in accordance with its terms, and shall have all powers necessary to carry out its provisions, including the power to determine all questions arising in connec-tion with the administration, management, interpretation and application of the Plan. The Committee shall also have the power to allocate fiduciary responsibilities for the operation and management of the Plan (other than those of the Trustee, if any, with respect to control of the assets of the Plan) including the power to allocate fiduciary responsibilities (other than Trustee respon-sibilities) among named fiduciaries, and to designate persons other than named fiduciaries to carry out fiduciary responsibilities (other than Trustee respon-sibilities) under the Plan. Any such delegation shall be in writing and may be made to the officers and employees of the Employer, or to any other individual, all of whom shall serve at the pleasure of the Committee and, if a full-time employee of the Employer, without compensation. Any person who accepts such delegation may resign by delivering a written resignation to the Committee.

                                     22

12.03     Investment Manager.  The Committee may retain an
          Investment Manager to advise and direct the Committee in carrying out its responsibilities and functions. The
          Committee may delegate to the Investment Manager the sole responsibility for the management of the assets of the Plan, including the power to direct the acquisition and disposition of any assets of the Plan, or any specified portion thereof; and the Investment Manager shall be authorized to hire and consult with accountants, actuaries, and other professional help in the discharge of his duties. The Investment Manager shall serve at the pleasure of the Committee and may resign by written resignation submitted to the Committee.

12.04 Consultants. The Committee may retain and appoint legal counsel, specialists, accountants, actuaries, and other persons it deems necessary and desirable in connection with the administration of this Plan.

12.05 Records. The Committee and those to whom it has delegated fiduciary duties shall keep a record of all of their proceedings and actions, and shall maintain all books or accounts, records, and other data as shall be necessary for the proper administration of the Plan and to meet the applicable reporting and disclosure require-ments of ERISA, if any.

12.06 Action. The Committee shall act by a majority of its members, either by vote at a meeting or in writing without a meeting. The Committee may authorize any one or more of its members to execute any document on behalf of the Committee, in which event the Committee shall notify the members so designated, and the Trustee of the members who are so authorized to act on behalf of the Committee. Any Trustee serving any Trust which is part of the Plan may rely and will be fully protected in relying on any written communications signed by a majority of the members of the Committee as being authorized by and reflecting the action of the Commit-tee. If the Trustee is advised in writing by a majority of the members of the Committee that future communica-tions may be signed by a lesser number of members of the Committee and giving the number and names of members of the Committee who may sign future communications, the Trustee may rely on communications signed by the lesser number of members as being authorized by, and reflecting the actions of, the Committee.

                                     23

                         ARTICLE XIII

                            AMENDMENT

13.01 Amendment. The Employer, upon authorization by its Board, shall have the right at any time, and from time to time, to amend, retroactively if necessary, any or all of the provisions of this Plan or any Trust which is a part of this Plan. Any amendment shall be effective as of the effective date stated in the amendment. No such amendment shall serve to reduce the amount held in any Participant's (or Beneficiary's) Account as of the date such amendment is adopted. Notwithstanding the foregoing, effective upon a change of control, as defined in the Curtice Burns Foods Key Executive Severance Plan, then for purposes of the Plan Year in which such change of control occurs and for the two following Plan Years, the Employer shall have no right to amend the provisions of
          Section 5.02(c), as amended herein, and provided further that if the Employer amends the provisions of Section
          5.02(c) and within one year of the date upon which such amendment becomes effective, a change of control occurs, then the provisions of such amendment shall be automatically revoked without further action by the Employer and the provisions of Section 5.02(c), as in effect immediately prior to such amendment shall thereupon be effective.

                                     24

                           ARTICLE XIV

                        CLAIMS PROCEDURE

14.01     Claims Procedure.

               (a) A written request for a Plan benefit made by an employee is a Claim; the person making such claim is a Claimant.

               (b) Each Claim shall be filed with the Committee which shall, within 30 days from its receipt, either accept it or deny it (wholly or partially), and within that time notify the Claimant of acceptance or of denial. The 30 days may be extended for another 90 day period if it is found that special circumstances require an extension of time for processing. In this case, the Claimant will be informed in writing of the reasons for such extension, and the date on which a final decision is expected, prior to the expiration of the initial 30 day period.

          If a Claim is wholly or partially denied, a Claimant shall be furnished with a written notice setting forth in a manner calculated to be understood by the Claimant: (1) the specific reason(s) for denial; (2) specific reference(s) to pertinent Plan provisions on which any denial is based; (3) a description of any additional material or information necessary for the Claimant to perfect the Claim, if any, and an explanation of why such material or information is necessary; and (4) an explanation of the Plan's review procedures.

               (c) If a Claimant does not receive notification of acceptance, denial or extension within 30 days from submission of his Claim, he may request review as if his Claim had been entirely denied.

               (d) Upon a denial, the Claimant is entitled, either in person or by his duly authorized representative, to:
          (1) request a review of the Claim by the Committee for this purpose upon written application for review made to the Committee; (2) review pertinent documents relating to the denial; and (3) submit issues and comments in writing. In the case of a denial as to which written notice of denial has been given to the Claimant, any request for review of the Claim pursuant to Subsection
          (d)(i) must be made within 60 days after receipt by the Claimant of such notice.

                                     25

               (e) The Committee shall make its decision with respect to a Claim review promptly, but not later than 60 days after receipt of the request. Such 60-day period may be extended for another period of 60 days if the Committee reviewing the Claim finds that special circum-stances require an extension of time for processing. In this case the Claimant will be informed in writing of the reasons for such extension prior to the expiration of the initial 60 day period. The final decision of the Committee shall be in writing, give specific reasons for the decision and make specific references to the pertinent Plan provisions on which the decision is based.

                                     26

                           ARTICLE XV

                          MISCELLANEOUS


15.01 Consolidation or Merger. No provision of this Plan shall prevent the consolidation or merger of the Employer with or into any corporation, or prevent the sale or transfer by the Employer of its property or any part thereof. The successor corporation resulting from any consolidation, merger, or transfer shall succeed the Employer and become a party hereto. The Employer agrees to notify the Participants (and Beneficiaries) in writing of the terms of any such merger, consolidation, or transfer prior to its consummation and upon the consummation of such merger, consolidation, or transfer shall require its successor to expressly acknowledge and assume, in writing, the Employer's obligations under this Plan.

15.02 Termination in Event of Merger, etc. If the Employer merges or consolidates with another corporation, or sells or transfers all or substantially all of its assets, and if the successor corporation refuses to succeed the Employer and become a party to this Agreement, the Participants (and Beneficiaries) of the Plan shall be entitled to all legal and equitable remedies, including injunctive relief and other equitable relief to prevent the transfer of all or substantially all of the Employer's assets.

15.03 Limitations on Consolidation, Merger of Plan or Transfer of Plan Assets. In the event of this Plan's merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan (if the Plan then terminates) shall be entitled to receive a benefit immediately after such merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

15.04 Loans to Participants. No loans from the Plan to any Participant shall be permitted.

15.05 Trustee as Agent. The Employer or anyone acting on its behalf may at any time employ any Trustee hereunder in its corporate (and not its fiduciary) capacity as agent to perform any act or to keep any records in connection with the Employer's administration of the Plan. Any such agency relationship shall be established by a separate written agreement between the Employer and the Trustee and the existence of such arrangement shall not affect

                                     27

          its responsibilities or liabilities as Trustee under this Agreement.

15.06 Performance of Acts. All parties affected by this Plan, or claiming any interest hereunder, agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

15.07 Gender and Number. Wherever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they could so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

15.08 Binding Effect. This Plan shall extend to, and be binding upon the heirs, executors, administrators, successors and assigns of any party affected thereby, the Participants and their beneficiaries. This Plan may be executed in any number of counterparts, each of which shall be deemed an original hereof.

15.09 Governing Law. This Plan has been executed in the State of New York and all questions pertaining to its validity, construction and administration shall be determined in accordance with the laws of New York or, if applicable, the provisions of ERISA.

15.10 Invalidity of Part of Plan. In case any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be construed and enforced as if the illegal and invalid provisions had never been inserted herein.

15.11 Headings. The headings in this Plan have been inserted for convenience of reference only and are to be ignored in construction of the provisions thereof.

15.12 Communication to Employees. Notice of the existence and provisions of the Plan, together with any amendments hereto shall be communicated by the Employer to all of its affected Employees.

15.13 Employment Rights. It is understood that the estab-lishment of this Plan and any Trust which is a part of this Plan gives no rights whatever to a Participant to be retained in the employment or service of the Employer, and all Participants shall remain subject to discharge to the same extent as if this instrument had never been executed. Nothing contained herein shall be construed as

                                     28

          a contract of employment.

15.14 Service of Process. In any action involving the Plan, the Committee shall be the agent for service of process upon the Plan.

15.15 Spendthrift Provision. The interest of a Participant in any Trust Fund which is part of the Plan shall not be subject to assignment or transfer or otherwise alienable, either by voluntary or involuntary act of such Parti-cipant or by operation of law, nor subject to attachment, execution, garnishment, sequestration or other seizure under any legal, equitable or other process.

                                     29